    Exhibit 10(m)

GE Aerospace Excess Benefits Plan
Effective January 1, 2023
Section I.
Eligibility
All Employees, Surviving Spouses and beneficiaries of Employees eligible to receive Pension Benefits under the GE Pension Plan shall be eligible to receive excess benefits under this Plan in accordance with Section II.
Effective January 1, 2023, in anticipation of General Electric Company’s split into three separate companies comprising its aviation, healthcare, and energy businesses, respectively, the Plan is renamed the GE Aerospace Excess Benefits Plan, and benefits and liabilities under this Plan attributable to certain individuals are transferred to two newly established plans, as described in Appendix A. Each such plan is a continuation of this Plan with respect to the individuals transferred to it. After December 31, 2022, no individual whose benefit is transferred to another plan (nor any of their beneficiaries) shall accrue additional benefits, or have any rights, under, or with respect to, this Plan (even if such individual is subsequently employed by, or has service with, the Company or its Affiliates), unless the individual’s benefit is transferred back to the Plan in accordance with Appendix A.
Section II.
Excess Benefits
1.The amount of the Excess Benefit payable under this Plan to an Employee, Surviving Spouse or beneficiary shall be based upon the excess (if any) of:
a.the Pension, survivor benefit or death benefit that the Employee, Surviving Spouse or beneficiary would have received under the GE Pension Plan as a result of the retirement or death of the Employee but for the limitations on such benefit imposed by the GE Pension Plan pursuant to Section 415 of the Code, over
b.the Pension, survivor benefit or death benefit that the Employee, Surviving Spouse or beneficiary receives under the GE Pension Plan.
For all periods during which this Plan is in effect and regardless of whether the Employee’s termination of Service date occurs on, before or after January 1, 2009, in no event shall an individual be entitled to receive more benefits from this Plan and the GE Pension Plan combined than he would have been entitled to receive from the GE Pension Plan alone without application of the limits of Section 415 of the Code referred to in Section II.1.a. above.
2.Consistent with established Company procedures, if an eligible Employee commences his Excess Benefits at the time set forth in Section III but remains in protected service for other purposes, his initial Excess Benefits shall be based on his service credits earned up to the commencement date of his Excess Benefits. Following the eligible Employee’s break in protected service, the dollar amount (but not the form, time or manner of distribution) of the eligible Employee’s Excess Benefits shall be adjusted consistent with such procedures to take into account any additional service credits the eligible Employee may have earned under the GE Pension Plan and any related offsets.
3.Notwithstanding any provision of the Plan to the contrary, in no event will any benefits be payable hereunder as a result of the exclusion from the definition of Compensation in the GE Pension Plan of Incentive Compensation, commissions and similar variable compensation paid after the end of the calendar year in which the Employee’s Service terminates pursuant to the last sentence of the first paragraph of the definition of “Compensation” set forth in Section XXVI therein.
4.Benefit accruals under the GE Pension Plan are frozen as of December 31, 2020, for Employees who are Frozen Benefit Employees. Accordingly, any Excess Benefit to which an Employee may become entitled under this Plan shall continue to be calculated in conformity with the terms of the GE Pension Plan, including any provisions regarding the calculation of benefits attributable to any period during which the Employee is a Frozen Benefit Employee, and without application of the limits of Section 415 of the Code referred to in Section II.1.a. above.
Section III.
Payment of Excess Benefits
1.All Excess Benefits provided for hereunder which are Grandfathered Plan Benefits shall be paid in the same form, time and manner as the benefits payable to such Employee, Surviving Spouse or beneficiary under the GE Pension Plan.
2.All Excess Benefits provided for hereunder which are Non-Grandfathered Plan Benefits shall be paid in the same form, time and manner as the non-grandfathered plan benefits payable to such Employee, Surviving Spouse or beneficiary under the GE Supplementary Pension Plan. Consistent with the foregoing, the provisions of the GE Supplementary Pension Plan which restrict payments to a Specified Employee during the first six months following Separation from Service shall apply in the same manner hereunder with respect to such Excess Benefits. In addition, if an Employee is not also entitled to benefits from the GE Supplementary Pension Plan, the principles of the GE Supplementary Pension Plan governing the form, time and manner of payment shall nevertheless apply in the same manner hereunder with respect to such Excess Benefits.
3.If an Employee is reemployed, the treatment of the Employee’s Excess Benefits will be governed by the principles of the reemployment provisions of the GE Supplementary Pension Plan (regardless of whether the Employee is otherwise entitled to a Supplementary Pension under the GE Supplementary Pension Plan).
Section IV.
Beneficiary
An Employee’s beneficiary for the purposes of this Plan shall be determined in the same manner as beneficiaries are determined under the GE Supplementary Pension Plan (regardless of whether the Employee is otherwise entitled to a Supplementary Pension under the GE Supplementary Pension Plan).

Section V.
Administration
1.This Plan shall be administered by the Pension Board, which shall have authority in its sole discretion to make, amend, interpret and enforce rules and regulations for the administration of this Plan and decide or resolve in its sole discretion any and all questions which may arise in connection with this Plan.
2.In the administration of this Plan, the Pension Board may, from time to time, employ agents and delegate to them such administrative duties as it sees fit and may, from time to time, consult with counsel, including counsel to the Company.
3.The decision or action of the Pension Board in respect of any question arising out of or in connection with the administration, interpretation and application of this Plan and the rules and regulations hereunder shall be final and conclusive and binding upon all persons having any interest in this Plan.
Section VI.
Amendment and Termination
The Company reserves the right, by action of the General Electric Company Board of Directors, to amend, modify or terminate, either retroactively or prospectively, any or all of the provisions of this Plan; provided, however, that no such action on its part shall adversely affect the rights of an Employee, his Surviving Spouse or beneficiaries without the consent of such Employee (or his Surviving Spouse or beneficiaries, if the Employee is deceased) with respect to any benefits accrued under this Plan prior to the date of such amendment, modification or termination of the Plan if the Employee has at that time a non-forfeitable right to benefits under Section XII of the GE Pension Plan. Any amendment, modification or termination of the Plan shall comply with the restrictions of Section 409A of the Code to the extent applicable. No amendment, modification or termination of the Plan may accelerate a scheduled payment of Non- Grandfathered Plan Benefits, nor may any amendment, modification or termination permit a subsequent deferral of Non-Grandfathered Plan Benefits.
Section VII.
General Conditions
1.The Excess Benefits payable under this Plan shall be paid by the Company out of its general assets and shall not be funded in any manner. The obligations that the Company incurs under this Plan shall be subject to the claims of the Company’s other creditors having priority as to the Company’s assets.
2.Except as to withholding of any tax under the laws of the United States or any state or locality, no Excess Benefit payable at any time hereunder shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment or other legal process, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such Excess Benefit, whether currently or thereafter payable hereunder, shall be void.
3.No Employee and no other person shall have any legal or equitable rights or interest in this Plan that are not expressly granted in this Plan. Participation in this Plan does not give any person any right to be retained in the Service of his

Employer. The right and power of the Company to dismiss or discharge any Employee is expressly reserved.
4.Notwithstanding the provisions of Section I, employees who are represented by a union (pursuant to a certification by the National Labor Relations Board or otherwise in accordance with the provisions of Section 9 of the National Labor Relations Act) shall become eligible to participate in this Plan (a) only after the Company and such union shall have entered into a written agreement to the effect that the Plan shall be offered to the employees so represented, and (b) only in accordance with any conditions or requirements contained in such agreement; provided, however, that whenever employees who are eligible for the Plan choose a bargaining agent (pursuant to NLRB certification), they shall continue to be eligible unless and until the certified agent gives notice to the Company that it does not wish such eligibility to continue.
5.The rights under this Plan of an Employee who leaves the Service of the Company at any time and the rights of anyone entitled to receive any payments under this Plan by reason of the death of such Employee, shall be governed by the provisions of this Plan in effect on the date such Employee leaves the Service of the Company, except as otherwise specifically provided in this Plan; provided, however, that with respect to Non-Grandfathered Plan Benefits:
a.Any Employee who left the Service of the Company on or after January 1, 2005 and prior to January 1, 2009 and commenced receipt of such benefits before January 1, 2009 shall not be eligible to select the revocation feature provided in Section IX.8 of the GE Pension Plan.
b.Any Employee who left the Service of the Company on or after January 1, 2005 and prior to January 1, 2009 and did not commence receipt of such benefits before January 1, 2009 (or anyone entitled to receive any payments under the Plan by reason of the death of such Employee who did not commence receipt of such payments before January 1, 2009) shall have the form, time and manner of payment of such benefits determined under the terms contained herein.
6.Except to the extent that the same are governed by the federal law (including Section 409A of the Code), the law of the State of New York shall govern the construction and administration of this Plan.
7.This Plan is intended to comply with Section 409A of the Code with respect to amounts accrued after December 31, 2004 and amounts that were accrued but forfeitable on that date. In addition, if an Employee accrues benefits hereunder on or after January 1, 2005, the Plan is intended to comply with the requirements of Section 409A of the Code with respect to all of such Employee’s benefits hereunder; provided, however, that in the case of Grandfathered Specified Employees, the requirements of Section 409A of the Code shall only apply for amounts accrued in excess of Grandfathered Plan Benefits. The Plan shall be administered and interpreted in a manner consistent with such intent.
Section VIII.
Definitions

For purposes of this Plan, the following terms shall have the meanings as set forth herein:
1.“GE Pension Plan” means the GE Pension Plan, as amended and renamed from time to time.
2.“GE Supplementary Pension Plan” means the GE Supplementary Pension Plan, as amended and renamed from time to time.
3.“Grandfathered Employee” means an Employee who did not accrue or acquire a non-forfeitable interest in any benefits hereunder on or after January 1, 2005.
4.“Grandfathered Plan Benefit” means
a.in the case of Grandfathered Employees, their entire Excess Benefits hereunder.
b.in the case of Grandfathered Specified Employees, the accrued, non-forfeitable annuity to which the Grandfathered Specified Employee would have been entitled under this Plan if the Grandfathered Specified Employee voluntarily terminated employment on December 31, 2004, and received a payment of the benefits available from this Plan (i) on the earliest possible date allowed under this Plan to receive a payment of benefits following Separation from Service, and (ii) in any payment form permitted under the GE Pension Plan on December 31, 2004. If a Grandfathered Specified Employee elects to receive benefits in the form of a 75% Alternative Survivor Benefit under the principles of Section IX.10 of the GE Pension Plan, then his Grandfathered Plan Benefit with respect to such form of distribution shall be the portion attributable to his accrued benefit as of December 31, 2004 as determined above and based on the methodology set forth in Section IX.10 of the GE Pension Plan for converting benefits to this form of distribution.
5.“Grandfathered Specified Employee” means a Specified Employee determined as of December 31, 2008 who had a non-forfeitable interest in the GE Supplementary Pension Plan as of December 31, 2004.
6.“Non-Grandfathered Plan Benefit” means all of the Excess Benefit payable under this Plan except for the Grandfathered Plan Benefit.
7.“Separation from Service” means an Employee’s termination of employment with the Company and all Affiliates (defined for purposes of this Plan as any company or business entity in which General Electric Company has a 50% or more interest whether or not a participating employer in the Plan); provided that, Separation from Service for purposes of the Plan shall be interpreted consistent with the requirements of Section 409A and regulations and other guidance issued thereunder. For purposes of clarity, any references in this Plan to Service in the context of determining the time or form of benefits will not extend beyond an Employee’s Separation from Service.
8.“Specified Employee” means a specified employee as described in the Company’s Procedures for Determining Specified Employees under Code Section 409A, as amended from time to time.

All other terms used in this Plan which are defined in the GE Pension Plan shall have the same meanings herein as therein, unless otherwise expressly provided in this Plan.

Appendix A
GE HealthCare and GE Energy Spin-Offs

Section I.
Allocation of Employees

Effective January 1, 2023 (the “Plan Spin-Off Date”), in anticipation of General Electric Company’s split into three separate companies comprising its aviation, healthcare and energy businesses, respectively, the HealthCare Benefit Liabilities and Energy Benefit Liabilities (each as defined below) are transferred to the GE HealthCare Excess Benefits Plan and the GE Energy Excess Benefits Plan, respectively (each a “Spin-Off Plan”) as described in this Appendix A (the “Plan Spin Off”). Effective immediately prior to the Plan Spin-Off Date, the entities within GE HealthCare and GE Energy are no longer participating companies under the Plan. Each individual whose benefit is a HealthCare Benefit Liability or an Energy Benefit Liability is an “Affected Transferee.” Except as otherwise set forth in this Appendix A (with respect to Reverse Plan Spin-Offs), an Affected Transferee who becomes employed by the Company on or after the Plan Spin-Off Date shall be ineligible to participate in the Plan.
•The HealthCare Benefit Liabilities are the benefits and liabilities under the Plan for individuals whose accrued benefits under the GE Pension Plan are transferred as of the Plan Spin-Off Date to the GE HealthCare Pension Plan – i.e., (i) active employees of GE HealthCare, (ii) most former employees of General Electric Company’s healthcare business, and (iii) certain former employees whose last employer of record within General Electric Company and its Affiliates is not attributable to any of General Electric Company’s aviation, healthcare, or energy businesses (or is attributable to General Electric Company’s aviation or energy businesses in limited cases), in each case as determined by General Electric Company in its sole discretion and identified on a list maintained in the records of General Electric Company.
•The Energy Benefit Liabilities are the benefits and liabilities under the Plan for individuals whose accrued benefits under the GE Pension Plan are transferred as of the Plan Spin-Off Date to the GE Energy Pension Plan – i.e., (i) active employees of GE Energy, and (ii) most former employees of General Electric Company’s energy business, in each case as determined by General Electric Company in its sole discretion and identified on a list maintained in the records of General Electric Company.
Consistent with treatment under the GE Pension Plan, benefits and liabilities for certain former employees of General Electric Company’s healthcare and energy businesses may remain in the Plan, as determined by General Electric Company in its sole discretion and identified on a list maintained in the records of General Electric Company.
Effective immediately prior to the Plan Spin-Off Date, the Affected Transferees (including, as applicable, their beneficiaries) shall cease to be participants in the Plan, shall no longer be entitled to any benefit payments from the Plan, and shall no longer have any rights whatsoever under the Plan (even if the Affected Transferee is subsequently employed by, or has service with, General Electric Company or its Affiliates, unless the Affected Transferee’s benefit is transferred back to this Plan in accordance with this Appendix A). Effective on the Plan Spin-Off Date, the Affected Transferees shall become participants in the applicable Spin-Off Plan. Each Affected Transferee’s status under the applicable Spin-Off Plan on the Plan Spin-Off Date shall be the same as the Affected Transferee’s status under the Plan immediately prior to the Plan Spin-Off Date. For the avoidance of doubt, (i) each Affected Transferee’s service with General Electric Company and its Affiliates credited under this Plan immediately prior to the Plan Spin-Off Date shall be credited under the applicable Spin-Off Plan, and (ii) no Affected Transferee shall be treated as incurring a termination of employment, separation from service, vesting, retirement or similar event for purposes of determining the right to a distribution, benefits or any other purpose under this Plan solely as a result of the Plan Spin-Off or the corporate spin-offs of General Electric Company’s healthcare and energy businesses.
Section II.
Transfer of Benefits and Liabilities

The Plan Spin-Off shall be effected in accordance with the applicable requirements of this instrument. The accrued benefit of each Affected Transferee under the Plan immediately before the Plan Spin-Off shall become his accrued benefit under the applicable Spin-Off Plan immediately after the Plan Spin-Off.

Following the Plan Spin-Off, the sponsor of the Spin-Off Plan and its affiliates shall have exclusive responsibility for paying benefits under the Spin-Off Plan and for all payment obligations thereunder.

Section III.
Transfers from this Plan after the Plan Spin-Off Date

Following the Plan Spin-Off Date, if an individual with an accrued benefit under the Plan (1) transfers employment directly to an Affiliate of General Electric Company that is part of GE HealthCare or GE Energy or (2) is hired by an Affiliate of General Electric Company that is part of GE HealthCare or GE Energy, and such individual’s accrued benefit under the GE Pension Plan is transferred to the GE HealthCare Pension Plan or the GE Energy Pension Plan (a “Qualified Plan Transfer”), the benefits and liabilities for such individual shall be transferred from this Plan to the GE HealthCare Excess Benefits Plan or the GE Energy Excess Benefits Plan, as applicable, effective at the same time as the Qualified Plan Transfer (each such transfer to a Spin-Off Plan, a “Subsequent Plan Spin-Off”). (For the avoidance of doubt, no Subsequent Plan Spin-Off shall occur in connection with a transfer of employment if such individual’s former employer is not an Affiliate when the individual becomes employed by his new employer.)

Each Subsequent Plan Spin-Off shall be completed in a manner consistent with Sections I and II of this Appendix A and the individual subject to the Subsequent Plan Spin-Off shall be treated as an “Affected Transferee;” provided, however, that the “Plan Spin-Off Date” with respect to such Affected Transferee shall be the date of the Affected Transferee’s Qualified Plan Transfer.

If the Subsequent Plan Spin-Off occurs after the Affected Transferee’s transfer of employment or hire, such Affected Transferee shall continue to accrue service for the period until the Subsequent Plan Spin-Off (unless the Affected Transferee’s new position involves a change in status under the terms of the Spin-Off Plan), such that the Affected Transferee’s benefit under the Spin-Off Plan after the Subsequent Plan Spin-Off shall be the same as if the Subsequent Plan Spin-Off had occurred at the time of the applicable transfer of employment or rehire.

Immediately after the Subsequent Plan Spin-Off, each Affected Transferee included in the Subsequent Plan Spin-Off shall cease to be a participant in the Plan (and shall become a participant in the Spin-Off Plan). No individual whose benefits are transferred from the Plan to the GE HealthCare Excess Benefits Plan or the GE Energy Excess Benefits Plan shall have any claims or rights against General Electric Company or any of its Affiliates in respect of benefits under the Plan.

Section IV.
Transfers to this Plan after the Plan Spin-Off Date

Following the Plan Spin-Off Date, if an individual with an accrued benefit under a Spin-Off Plan (1) transfers employment directly to General Electric Company or an Affiliate of General Electric Company that is not part of GE HealthCare or GE Energy or (2) is hired by General Electric Company or an Affiliate of General Electric Company that is not part of GE HealthCare or GE Energy, at a time when the sponsor of the applicable Spin-Off Plan is still an Affiliate of General Electric Company (each such individual, a “Transferred Participant”), and such individual’s accrued benefit under the GE HealthCare Pension Plan or the GE Energy Pension Plan, as applicable, is transferred to the GE Pension Plan (a “Reverse Qualified Plan Transfer”), the benefits and liabilities for such Transferred Participant shall be transferred from the applicable Spin-Off Plan to the Plan, effective at the same time as the Reverse Qualified Plan Transfer (each such transfer to the Plan, a “Reverse Plan Spin-Off”). Each such Transferred Participant shall resume participation in the Plan upon the date of the Reverse Qualified Plan Transfer (the “Transfer Date”). Regardless of whether the Transfer Date is the same as the date of the change in employment, the Transferred Participant’s status under the Plan as of the Transfer Date shall be the same as if the Reverse Plan Spin-Off had occurred at the time of the change in employment (preserving the Transferred Participant’s status under the Spin-Off Plan immediately prior to such change in employment, unless the Transferred Participant’s new position involves a change in status under the Plan), with service crediting for periods after the change in employment being determined in accordance with the Plan’s rules for the Transferred Participant’s new position. (For the avoidance of doubt, no Reverse Plan Spin-Off shall occur in connection with a transfer of employment if such individual’s former employer is not an Affiliate when the individual becomes employed by his new employer.)

Each Reverse Plan Spin-Off shall be effected in accordance with the applicable requirements of this instrument. The accrued benefit of the Transferred Participant under the applicable Spin-Off Plan immediately before the Reverse Plan Spin-Off shall become his accrued benefit under the Plan immediately after the Reverse Plan Spin-Off.